[Fidelity Logo]

June 1, 2018

State Street Bank and Trust Company Channel Center Building CCB/5 Boston, MA 02111

Re:

Custodian Agreement made as of the 1st day of January, 2007 between each of the Investment Companies listed on Appendix “A” thereto, (each a “Fund” and collectively the “Funds”) and State Street Bank and Trust Company (the “Custodian”), and the Side Letter Agreement (the “Side Letter Agreement”) to the Custodian Agreement dated October 11, 2013.

Ladies and Gentlemen:

This letter and the enclosed (i) Appendix “A” to the Custodian Agreement (“Appendix A”) and (ii) Schedule A to the Side Letter Agreement (“Schedule A”), are being delivered to the Custodian pursuant to Section 9.06 of the Custodian Agreement and Section 5 of the Side Letter Agreement, respectively.

The following funds, which are exchange traded funds, desire to become a party to the Custodian Agreement and the Side Letter Agreement, and the Custodian desires to provide the services set forth in the Custodian Agreement and the Side Letter Agreement to such funds, effective June 12, 2018:

•

Fidelity Covington Trust: Fidelity High Yield Factor ETF

•

Merrimack Street Trust: Fidelity Low Duration Bond Factor ETF

When Appendix A and Schedule A are countersigned by the Custodian, the funds noted above shall each become a “Fund” and a “Fidelity ETF” under the Custodian Agreement and the Side Letter Agreement and shall be bound by all terms and conditions and provisions of the Custodian Agreement and the Side Letter Agreement including, without limitation, the representations and warranties set forth in Section 9.04(a) of the Custodian Agreement.

If you are in agreement with the foregoing, please countersign the enclosed copies of Appendix A and Schedule A and return them to the undersigned.

Sincerely,

EACH OF THE INVESTMENT COMPANIES LISTED

ON APPENDIX "A" AND SCHEDULE A ATTACHED HERETO, ON BEHALF OF EACH OF THEIR RESPECTIVE   PORTFOLIOS

By: /s/Adrien Deberghes

Adrien Deberghes

President and Treasurer - Fidelity Strategic Advisers Funds Assistant Treasurer - Fidelity Equity and High Income Funds

Assistant Treasurer - Fidelity Fixed Income and Asset Allocation Funds

SCHEDULE A

TO CUSTODIAN AGREEMENT SIDE LETTER AGREEMENT DATED OCTOBER 11, 2013

As revised on: June 1, 2018

Fidelity Corporate Bond ETF

Fidelity Dividend ETF for Rising Rates Fidelity High Dividend ETF

Fidelity High Yield Factor ETF

Fidelity International High Dividend ETF Fidelity International Value Factor ETF Fidelity Limited Tenn Bond ETF

Fidelity Low Duration Bond Factor ETF Fidelity Low Volatility Factor ETF

Fidelity Momentum Factor ETF

Fidelity MSCI Consumer Discretionary Index ETF Fidelity MSCI Consumer Staples Index ETF Fidelity MSCI Energy Index ETF

Fidelity MSCI Financials Index ETF Fidelity MSCI Health Care Index ETF Fidelity MSCI Industrials Index ETF

Fidelity MSCI Infonnation Technology Index ETF Fidelity MSCI Materials Index ETF

Fidelity MSCI Real Estate Index ETF

Fidelity MSCI Telecommunication Services Index ETF Fidelity MSCI Utilities Index ETF

Fidelity NASDAQ Composite Index Tracking Stock Fidelity Quality Factor ETF

Fidelity Total Bond ETF

Fidelity Value Factor ETF

Each of the Investment Companies Listed Above, on behalf of each of their Respective Portfolios

By: /s/Adrien Deberghes

Adrien Deberghes

President and Treasurer - Fidelity Strategic Advisers Funds

Assistant Treasurer - Fidelity Equity and High Income Funds

Assistant Treasurer - Fidelity Fixed Income and Asset Allocation Funds

State Street Bank and Trust Company

By: /s/Andrew Erickson

Andrew Erickson

Executive Vice President